Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2023 FIRST-QUARTER RESULTS
AND INCREASES NET FINANCIAL EARNINGS GUIDANCE FOR FISCAL 2023
Strong Operating Performance Across Organization During Winter Storm Elliott

WALL, N.J., February 2, 2023 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the first quarter of fiscal 2023. Highlights include:

•	Consolidated net income of $115.9 million for the three months ended December 31, 2022, compared with net income of $111.3 million for the same period last year
•
Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $110.3 million, or $1.14 per share, for the three months ended December 31, 2022, compared to NFE of $65.8 million, or $0.69 per share, for the same period last year

•
Increases fiscal 2023 net financial earnings per share (NFEPS) guidance to a range of $2.62 to $2.72, from $2.42 to $2.52, a $0.20 increase, as a result of the strong performance of our business units during Winter Storm Elliott, particularly Energy Services

•	Maintains long-term projected NFEPS growth rate of 7 to 9 percent(1)

First-quarter fiscal 2023 net income totaled $115.9 million, or $1.20 per share, compared with net income of $111.3 million, or $1.16 per share, during the same period in fiscal 2022. First-quarter fiscal 2023 NFE totaled $110.3 million, or $1.14 per share, compared to NFE of $65.8 million, or $0.69 per share, during the same period in fiscal 2022.

Steve Westhoven, President and CEO, stated, "NJR reported a strong first quarter of fiscal 2023, with solid operating performance during the recent winter storm event of 2022 driving better than expected results. We are raising our fiscal 2023 NFEPS guidance to a range of $2.62 to $2.72, largely driven by an exceptional quarter from Energy Services as well as favorable contributions from New Jersey Natural Gas (NJNG) and Storage and Transportation. Overall, these results reflect the strength of our complementary portfolio of businesses and the value of our physical infrastructure.”

Key Performance Metrics

	Three Months Ended December 31,
($ in Thousands)	2022	2021
Net income	$115,921	$111,312
Basic EPS	$1.20	$1.16
Net financial earnings	$110,284	$65,770
Basic net financial earnings per share	$1.14	$0.69
(1) NFEPS long-term annual growth projections are based on the midpoint of the $2.20 - $2.30 initial guidance range for fiscal 2022, provided on February 1, 2021

NJR Reports First Quarter Fiscal 2023 Results

A reconciliation of net income to NFE for the three months ended December 31, 2022 and 2021, is provided below.
	Three Months Ended December 31,
(Thousands)	2022	2021
Net income	$115,921	$111,312
Add:
Unrealized (gain) on derivative instruments and related transactions	(31,503)	(82,191)
Tax effect	7,487	19,536
Effects of economic hedging related to natural gas inventory	23,972	23,577
Tax effect	(5,697)	(5,603)
NFE tax adjustment	104	(861)
Net financial earnings	$110,284	$65,770

Weighted Average Shares Outstanding
Basic	96,485	95,944
Diluted	97,083	96,356

Basic earnings per share	$1.20	$1.16
Add:
Unrealized (gain) on derivative instruments and related transactions	(0.33)	(0.86)
Tax effect	0.08	0.21
Effects of economic hedging related to natural gas inventory	0.25	0.25
Tax effect	(0.06)	(0.06)
NFE tax adjustment	—	(0.01)
Basic NFE per share	$1.14	$0.69

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports First Quarter Fiscal 2023 Results

A table detailing NFE for the three months ended December 31, 2022 and 2021, is provided below.

Net financial earnings (loss) by Business Unit

	Three Months Ended December 31,
(Thousands)	2022	2021
New Jersey Natural Gas	$54,664	$51,080
Clean Energy Ventures (CEV)	(3,582)	(6,821)
Storage and Transportation	6,243	2,962
Energy Services	52,533	17,567
Home Services and Other	(29)	447
Subtotal	109,829	65,235
Eliminations	455	535
Total	$110,284	$65,770

Fiscal 2023 NFE Guidance:

NJR is raising its fiscal 2023 NFE guidance by $0.20 to a range of  $2.62 to $2.72, subject to the risks and uncertainties identified below under "Forward-Looking Statements." The following chart represents NJR’s current expected contributions from its business segments for fiscal 2023:

Company	Expected Fiscal 2023 Net Financial Earnings Contribution
New Jersey Natural Gas	48 to 53 percent
Clean Energy Ventures	18 to 20 percent
Storage and Transportation	4 to 8 percent
Energy Services	20 to 25 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2023 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas

NJNG reported first-quarter fiscal 2023 NFE of $54.7 million, compared to NFE of $51.1 million during the same period in fiscal 2022.  The improvement was due primarily to higher base rates, which became effective on December 1, 2021, as well as higher contribution from Basic Gas Supply Service incentive programs to utility gross margin.

NJR Reports First Quarter Fiscal 2023 Results

Customer Growth:

•
NJNG added 2,132 new customers during first-quarter fiscal 2023, compared with 1,730 in fiscal 2022. NJNG expects these new customers to contribute approximately $1.8 million of incremental utility gross margin on an annualized basis.

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. During the first quarter of fiscal 2023 NJNG spent $8.8 million under the program on various distribution system reinforcement projects. On March 31, 2022, the Company filed its first rate recovery request with the BPU. On July 13, 2022, NJNG updated the filing with actual information through June 30, 2022, seeking recovery for $28.9 million of investments, including AFUDC, from November 30, 2020 through June 30, 2022. On September 7, 2022, the BPU issued an Order approving a stipulation of settlement effective October 1, 2022.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $8.7 million to utility gross margin in the first-quarter of fiscal 2023, compared with $3.8 million during the same period in fiscal 2022. The increase was due primarily to higher margins from off-system sales and the storage incentive program.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

SAVEGREEN invested $10.7 million in the first quarter of fiscal 2023 in energy-efficiency upgrades for their customers' homes and businesses. NJNG recovered $2.5 million of its outstanding investments during the first quarter of fiscal 2023 through its energy efficiency rate.

Clean Energy Ventures

CEV reported first-quarter fiscal 2023 net financial loss of $(3.6) million, compared with net financial loss of $(6.8) million during the same period in fiscal 2022. The improvement was due primarily to higher SREC and electricity revenue and lower operating expenses, partially offset by higher depreciation expenses.

Solar Investment Update:
•	During the first quarter of fiscal 2023, CEV placed 3 commercial projects into service, adding approximately 18 megawatts (MW) to total installed capacity.
•	As of December 31, 2022, CEV had approximately 405MW of solar capacity (including residential) in service in New Jersey, Rhode Island, New York and Connecticut.
•	Subsequent to quarter end, CEV placed a 25MW commercial project into service, and now has over 430MW (including residential) of total installed capacity as of February 2, 2022.

NJR Reports First Quarter Fiscal 2023 Results

Storage and Transportation

Storage and Transportation reported first-quarter fiscal 2023 NFE of $6.2 million, compared with NFE of $3.0 million during the same period in fiscal 2022.  The increase was due primarily to increased operating revenue at Leaf River and Adelphia Gateway, partially offset by increased depreciation expenses.

Energy Services

Energy Services reported first-quarter fiscal 2023 NFE of $52.5 million, compared with NFE of $17.6 million during the same period in fiscal 2022. The improvement for the first quarter of fiscal 2023 compared to the prior year period was due primarily to higher natural gas price volatility during periods of colder than expected weather in December, allowing Energy Services to capture additional margin.

Home Services and Other Operations

Home Services and Other Operations reported first-quarter fiscal 2023 net financial loss of $(0.03) million compared with NFE of $0.4 million for the same period in fiscal 2022.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile.

•
During the first-quarter of fiscal 2023, capital expenditures were $137.0 million, including accruals, of which $80.7 million were related to NJNG, compared with $152.7 million, of which $59.7 million were related to NJNG, during the same period in fiscal 2022. The decrease in capital expenditures was primarily due to the completion of the Adelphia Gateway Pipeline project, which was placed into service in September 2022.

•
During the first-quarter of fiscal 2023, cash flows used in operations were $88.9 million, compared with cash flows used in operations of $37.4 million during the same period of fiscal 2022. The decrease in operating cash flows was due to higher working capital requirements as a result of higher energy prices.

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2023, projected NFEPS growth rates, forecasted contribution of business segments to NJR’s NFE for fiscal 2023, customer growth at NJNG, potential CEV capital projects, infrastructure programs and investments future decarbonization opportunities including IIP, the outcome of future Base Rate Cases with the BPU, and other legal and regulatory expectations.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

NJR Reports First Quarter Fiscal 2023 Results

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services and certain transactions related to NJR's investments in the PennEast Project, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,700 miles of natural gas transportation and distribution infrastructure to serve over 570,000 customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 430 megawatts, providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

NJR Reports First Quarter Fiscal 2023 Results

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.

Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports First Quarter Fiscal 2023 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
(Thousands, except per share data)	2022	2021
OPERATING REVENUES
Utility	$357,409	$274,435
Nonutility	366,158	401,407
Total operating revenues	723,567	675,842
OPERATING EXPENSES
Gas purchases
Utility	182,446	122,269
Nonutility	232,070	278,794
Related parties	1,827	1,846
Operation and maintenance	79,501	68,984
Regulatory rider expenses	18,251	16,671
Depreciation and amortization	36,683	30,393
Total operating expenses	550,778	518,957
OPERATING INCOME	172,789	156,885
Other income, net	4,655	4,136
Interest expense, net of capitalized interest	29,491	19,477
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	147,953	141,544
Income tax provision	32,978	30,807
Equity in earnings of affiliates	946	575
NET INCOME	$115,921	$111,312

EARNINGS PER COMMON SHARE
Basic	$1.20	$1.16
Diluted	$1.19	$1.16

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	96,485	95,944
Diluted	97,083	96,356

NJR Reports First Quarter Fiscal 2023 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended December 31,
(Thousands)	2022	2021
NEW JERSEY RESOURCES
A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$115,921	$111,312
Add:
Unrealized (gain) on derivative instruments and related transactions	(31,503)	(82,191)
Tax effect	7,487	19,536
Effects of economic hedging related to natural gas inventory	23,972	23,577
Tax effect	(5,697)	(5,603)
NFE tax adjustment	104	(861)
Net financial earnings	$110,284	$65,770

Weighted Average Shares Outstanding
Basic	96,485	95,944
Diluted	97,083	96,356

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$1.20	$1.16
Add:
Unrealized (gain) on derivative instruments and related transactions	$(0.33)	$(0.86)
Tax effect	$0.08	$0.21
Effects of economic hedging related to natural gas inventory	$0.25	$0.25
Tax effect	$(0.06)	$(0.06)
NFE tax adjustment	$—	$(0.01)
Basic NFE per share	$1.14	$0.69

NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$357,746	$274,772
Less:
Natural gas purchases	184,771	124,594
Operating and maintenance (1)	26,294	13,141
Regulatory rider expense	18,251	16,671
Depreciation and amortization	24,890	22,893
Gross margin	103,540	97,473
Add:
Operating and maintenance (1)	26,294	13,141
Depreciation and amortization	24,890	22,893
Utility gross margin	$154,724	$133,507
(1)  Excludes selling, general and administrative expenses of approximately $23.4 million and $23.3 million for the three months ended December 31, 2022 and 2021, respectively

NJR Reports First Quarter Fiscal 2023 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

(Unaudited)	Three Months Ended December 31,
(Thousands)	2022	2021
ENERGY SERVICES
A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$321,782	$369,244
Less:
Natural Gas purchases	233,287	278,687
Operation and maintenance (1)	3,455	(13,871)
Depreciation and amortization	57	28
Gross margin	84,983	104,400
Add:
Operation and maintenance (1)	3,455	(13,871)
Depreciation and amortization	57	28
Unrealized (gain) on derivative instruments and related transactions	(39,886)	(85,647)
Effects of economic hedging related to natural gas inventory	23,972	23,577
Financial margin	$72,581	$28,487
(1) Excludes selling, general and administrative expenses of approximately $(2.3) million and $17.6 million for the three months ended December 31, 2022 and 2021, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$64,561	$65,744
Add:
Unrealized (gain) on derivative instruments and related transactions	(39,886)	(85,647)
Tax effect	9,479	20,357
Effects of economic hedging related to natural gas	23,972	23,577
Tax effect	(5,697)	(5,603)
NFE tax adjustment	104	(861)
Net financial earnings	$52,533	$17,567

NJR Reports First Quarter Fiscal 2023 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended December 31,
(Thousands, except per share data)	2022	2021
NEW JERSEY RESOURCES
Operating Revenues
Natural Gas Distribution	$357,746	$274,772
Clean Energy Ventures	12,792	10,183
Energy Services	321,782	369,244
Storage and Transportation	26,838	12,143
Home Services and Other	14,266	13,951
Sub-total	733,424	680,293
Eliminations	(9,857)	(4,451)
Total	$723,567	$675,842

Operating Income (Loss)
Natural Gas Distribution	$80,113	$74,183
Clean Energy Ventures	(321)	(3,972)
Energy Services	87,315	86,778
Storage and Transportation	12,617	1,876
Home Services and Other	51	862
Sub-total	179,775	159,727
Eliminations	(6,986)	(2,842)
Total	$172,789	$156,885

Equity in Earnings of Affiliates
Storage and Transportation	$909	$1,056
Eliminations	37	(481)
Total	$946	$575

Net Income (Loss)
Natural Gas Distribution	$54,664	$51,080
Clean Energy Ventures	(3,582)	(6,821)
Energy Services	64,561	65,744
Storage and Transportation	6,243	2,962
Home Services and Other	(29)	447
Sub-total	121,857	113,412
Eliminations	(5,936)	(2,100)
Total	$115,921	$111,312

Net Financial Earnings (Loss)
Natural Gas Distribution	$54,664	$51,080
Clean Energy Ventures	(3,582)	(6,821)
Energy Services	52,533	17,567
Storage and Transportation	6,243	2,962
Home Services and Other	(29)	447
Sub-total	109,829	65,235
Eliminations	455	535
Total	$110,284	$65,770

Throughput (Bcf)
NJNG, Core Customers	25.0	24.6
NJNG, Off System/Capacity Management	17.9	25.1
Energy Services Fuel Mgmt. and Wholesale Sales	44.2	63.5
Total	87.1	113.2

Common Stock Data
Yield at December 31,	3.1%	3.5%
Market Price at December 31,	$49.62	$41.06
Shares Out. at December 31,	96,803	95,962
Market Cap. at December 31,	$4,803,389	$3,940,188

NJR Reports First Quarter Fiscal 2023 Results

(Unaudited)	Three Months Ended December 31,
(Thousands, except customer and weather data)	2022	2021
NATURAL GAS DISTRIBUTION
Utility Gross Margin
Operating revenues	$357,746	$274,772
Less:
Natural gas purchases	184,771	124,594
Operating and maintenance (1)	26,294	13,141
Regulatory rider expense	18,251	16,671
Depreciation and amortization	24,890	22,893
Gross margin	103,540	97,473
Add:
Operating and maintenance (1)	26,294	13,141
Depreciation and amortization	24,890	22,893
Total Utility Gross Margin	$154,724	$133,507
(1) Excludes selling, general and administrative expenses of approximately $23.4 million and $23.3 million for the three months ended December 31, 2022 and 2021, respectively

Utility Gross Margin, Operating Income and Net Income
Residential	$104,018	$92,605
Commercial, Industrial & Other	20,779	19,102
Firm Transportation	20,480	17,282
Total Firm Margin	145,277	128,989
Interruptible	761	754
Total System Margin	146,038	129,743
Off System/Capacity Management/FRM/Storage Incentive	8,686	3,764
Total Utility Gross Margin	154,724	133,507
Operation and maintenance expense	49,721	36,431
Depreciation and amortization	24,890	22,893
Operating Income	$80,113	$74,183

Net Income	$54,664	$51,080

Net Financial Earnings	$54,664	$51,080

Throughput (Bcf)
Residential	14.7	12.6
Commercial, Industrial & Other	2.7	2.3
Firm Transportation	4.0	3.6
Total Firm Throughput	21.4	18.5
Interruptible	3.6	6.1
Total System Throughput	25.0	24.6
Off System/Capacity Management	17.9	25.1
Total Throughput	42.9	49.7

Customers
Residential	514,452	506,677
Commercial, Industrial & Other	32,302	31,756
Firm Transportation	25,628	28,073
Total Firm Customers	572,382	566,506
Interruptible	88	31
Total System Customers	572,470	566,537
Off System/Capacity Management*	30	24
Total Customers	572,500	566,561
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,543	1,274
Normal	1,547	1,550
Percent of Normal	99.7%	82.2%

NJR Reports First Quarter Fiscal 2023 Results

(Unaudited)	Three Months Ended December 31,
(Thousands, except customer, SREC, TREC and megawatt)	2022	2021
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$3,886	$2,867
TREC sales	1,202	846
Solar electricity sales and other	4,767	3,654
Sunlight Advantage	2,937	2,816
Total Operating Revenues	$12,792	$10,183

Depreciation and Amortization	$5,576	$5,233

Operating Loss	$(321)	$(3,972)

Income Tax Benefit	$(1,837)	$(2,046)

Net Loss	$(3,582)	$(6,821)

Net Financial Loss	$(3,582)	$(6,821)

Solar Renewable Energy Certificates Generated	98,462	92,172

Solar Renewable Energy Certificates Sold	16,812	12,200

Transition Renewable Energy Certificates Generated	8,345	6,085

Solar Renewable Energy Certificates II Generated	1,784	—

Solar Megawatts Under Construction	45.5	77.1

ENERGY SERVICES

Operating Income
Operating revenues	$321,782	$369,244
Less:
Gas purchases	233,287	278,687
Operation and maintenance expense	1,123	3,751
Depreciation and amortization	57	28
Total Operating Income	$87,315	$86,778

Net Income	$64,561	$65,744

Financial Margin	$72,581	$28,487

Net Financial Earnings	$52,533	$17,567

Gas Sold and Managed (Bcf)	44.2	63.5

STORAGE AND TRANSPORTATION

Operating Revenues	$26,838	$12,143

Equity in Earnings of Affiliates	$909	$1,056

Operation and Maintenance Expense	$7,474	$7,430

Other Income, Net	$1,367	$2,509

Interest Expense	$6,707	$2,136

Income Tax Provision	$1,943	$343

Net Income	$6,243	$2,962

Net Financial Earnings	$6,243	$2,962

HOME SERVICES AND OTHER

Operating Revenues	$14,266	$13,951

Operating Income	$51	$862

Net (Loss) Income	$(29)	$447

Net Financial (Loss) Earnings	$(29)	$447

Total Service Contract Customers at Dec 31	102,600	105,373